Exhibit 4.1

Exhibit 4.1

MNTX

MANITEX INTERNATIONAL, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF MICHIGAN

COMMON STOCK

CUSIP 563420 10 8

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, NO PAR VALUE PER SHARE, OF MANITEX INTERNATIONAL, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate duly endorsed.

This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed in facsimile by its duly authorized officers.

Dated

David H Gransee

Chief Financial Officer

MANITEX INTERNATIONAL, INC.

CORPORATE

SEAL 2003

MICHIGAN

David J. Langevin

Chairman of the Board

COUNTERSIGNED AND REGISTERED:

AMERICAN STOCK TRANSFER & TRUST COMPANY

TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY

711 ARMSTRONG LANE

COLUMBIA, TENNESSEE 38401

(931) 388-3003

SALES: JAYNE DICKINSON 706-385-9112

7 / LIVE JOBS / M / MANITEX 30123 FC

PRODUCTION COORDINATOR CORBIN MATLOCK 931-490-7660

PROOF OF; MAY 21, 2008

MANITEX INTERNATIONAL, INC.

TSB 30123 FC

OPERATOR: AP

Rev. 1

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